Exhibit 10.3

TRANSUNION CORP.

2010 MANAGEMENT EQUITY PLAN (AS AMENDED AND RESTATED)

DIRECTOR STOCK OPTION GRANT NOTICE

TransUnion Corp., a Delaware corporation, (the “Company”), pursuant to the TransUnion Corp. 2010 Management Equity Plan (As Amended and Restated), as further amended from time to time (the “Plan”), has granted to the Holder listed below (“Participant”), an option to purchase the number of Shares (as defined in the Plan) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Director Stock Option Agreement attached hereto as Exhibit A (the “Director Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Grant Notice shall have the meanings ascribed to them in the Plan and the Director Stock Option Agreement.

Participant:	«First_Name» «Last_Name»

Grant Date:	, 2010

Exercise Price per Share:	$24.37

Total Number of Shares Subject to the Option:	«Options» shares

Total Exercise Price:	$«PRICE»

Expiration Date:	, 2020

Vesting Schedule:

Twenty percent (20%) of the Option shall vest on the first anniversary of the Grant Date; thereafter, five percent (5%) of the Option will vest on the last day of each subsequent full calendar quarter until all the Option has vested, in each case, except as otherwise provided herein, subject to the Participant continuing to be a Service Provider from the Grant Date through such Grant Date.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Director Stock Option Agreement, this Grant Notice and if applicable the Stockholders Agreement. Participant has reviewed each of the Grant Notice, the Director Stock Option Agreement, and the Joinder to Stockholders Agreement attached hereto as Exhibit D (“Joinder Agreement”)in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Director Stock Option Agreement, the Plan and the Stockholders Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Director Stock Option Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

TRANSUNION CORP.	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:

EXHIBIT A

TO DIRECTOR STOCK OPTION GRANT NOTICE

TRANSUNION CORP. DIRECTOR STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Director Stock Option Agreement (this “Agreement”) is attached, TransUnion Corp., a Delaware corporation (the “Company”), has granted to Participant an Option under the TransUnion Corp. 2010 Management Equity Plan (As Amended and Restated), as further amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE 1.

GRANT OF OPTION

1.1 Grant of Option. In consideration of Participant’s past and/or continued service to the Company or any of its Affiliates and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. The Option is a Non Qualified Stock Option.

1.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice.

1.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any of its Affiliates. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the service of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates and stockholders, which rights are hereby expressly reserved, to terminate the services of Participant pursuant to the terms of the Company’s Articles of Incorporation and/or bylaws.

ARTICLE 2.

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability.

(a) Subject to Sections 2.2, 2.3 and 4.13 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable.

(c) Notwithstanding Section 2.1(a) hereof and the Grant Notice, but subject to Section 2.1(b) hereof, the Option shall be fully vested and exercisable in the event of a Change in Control, or Participant’s Termination of Service due to death.

2.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it expires and becomes unexercisable under Section 2.3 hereof.

2.3 Expiration of Option. The Option may not be exercised to any extent by any Person after the first to occur of the following events:

(a) the Expiration Date set forth in the Grant Notice, which date be ten (10) years from the Grant Date;

(b) the expiration of ninety (90) days from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death; or

(c) the expiration of twelve (12) months from the date of Participant’s Termination of Service by reason of Participant’s death.

ARTICLE 3.

EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During the lifetime of Participant, only the Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3 hereof; provided, however, the Option may only be exercised for whole Shares.

3.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 hereof:

(a) if such exercise is prior an Initial Public Offering, the delivery of a notice of intent to exercise the Option at such time and in such form as specified by the Administrator, stating that the Participant, or such other individual eligible to exercise the Option under Section 3.1 desires to exercise the Option;

(b) an exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(c) the receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 3.4 hereof;

(d) an executed Joinder Agreement and such other documents as the Company may require evidencing an agreement to be bound by the terms of the Stockholders Agreement as provided in the Joinder Agreement, if required under Section 3.5 hereof;

(e) in the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act at the time this Option is exercised, unless waived by the Company, an Investment Representation Statement in the form attached hereto as Exhibit C;

(f) any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule or regulation; and

(g) in the event the Option or portion thereof shall be exercised pursuant to Section 3.1 hereof by any Person or Persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by jurisdiction and which may be subject to change from time to time.

3.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash or check;

(b) surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences to the Company and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) following the Initial Public Offering, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale directly to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale.

3.5 Restrictions on Shares. Participant hereby agrees that if the Option is exercised prior to the Initial Public Offering or Change in Control, the Shares purchased upon exercise of the Option shall be subject to the terms and conditions of the Stockholders Agreement, including, without limitation, restrictions on the transferability of Shares, as provided in the Joinder Agreement . As a condition to exercise of the Option, Participant shall execute such documents as the Company may request agreeing to be bound by the Stockholders Agreement.

3.6 Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have previously been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option, or portion thereof, prior to fulfillment of all of the following conditions:

(a) acceptance for listing of such Shares on all stock exchanges on which such Shares are then listed;

(b) completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its discretion, deem necessary or advisable;

(c) obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3.4 hereof;

(e) the Participant executing and returning to the Company the Joinder Agreement under Section 3.5 hereof; and

(f) the lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

In the event any of the foregoing applies, any Shares that would otherwise have been delivered shall be delivered on the earlier of (i) the first date such limitation no longer applies, and (ii) the last date such Shares may be delivered without violating Code Section 409A.

3.7 Rights as Stockholder. The Holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such Holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.

ARTICLE 4.

OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of, the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. Neither the Administrator nor, any member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Grant Notice, this Agreement or the Option.

4.2 Option Not Transferable. Subject to Section 3.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be available to pay, perform, satisfy or discharge the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary, or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.3 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.4 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 12.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.

4.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 3.1 hereof by written notice under this Section 4.5. Any notice shall be deemed duly given when sent via email or when sent by overnight carrier, or certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.8 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all other applicable securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.9 Amendments, Suspension and Termination. To the extent permitted by the Plan, the Grant Notice and this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of the Grant Notice or this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

4.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits hereto and thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.13 Section 409A. The Option granted hereby is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.14 Limitation on Participant’s Rights. Participation in the Plan confers no right or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

4.15 No Additional Benefits. The Plan and the benefits offered under the Plan are provided by the Company on an entirely discretionary basis, and the Plan creates no vested rights. Neither the Option nor this Agreement confers upon Participant any benefit other than as specifically set forth in this Agreement and the Plan. Participant understands and agrees that receipt of the Option does not entitle Participant to any future benefits under the Plan any other plan or program of the Company.

4.16 Data Privacy. By acceptance of the Option, Participant consents to the collection, use, processing, and transfer of personal data as described in this paragraph. Participant understands that the Company and its Affiliates hold some personal information about Participant, including Participant’s name, home address and telephone number, date of birth, tax identification number, nationality, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (the “Data”), for the purpose of managing and administering the Option and Participant’s participation in the Plan. Participant further understands that the Company and its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration, and management of the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan. Participant understands that these recipients may be located in the United States and elsewhere. Participant authorizes them to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Option and Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any Shares acquired pursuant to the Plan. Participant understands and further authorizes the Company and each of its Affiliates to keep Data in Participant’s personnel file. Participant also understands that he or she may, at any time, review Data, require any necessary amendments to Data, or withdraw the consents herein by contacting the Company in writing. However, withdrawal of Participant’s consent may affect Participant’s ability to exercise the Option and participate in the Plan.

EXHIBIT B

CONSENT OF SPOUSE

I,                             , spouse of                             , have read and approve the foregoing TransUnion Corp. Director Stock Option Agreement (as amended from time to time the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of TransUnion Corp. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of common stock par value $0.01 per share of TransUnion Corp. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , 2010
Signature of Spouse

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:	«First_Name» «Last_Name»

COMPANY:	TRANSUNION CORP.

SECURITY:	NON-VOTING COMMON STOCK

AMOUNT:

DATE:	,

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

1. The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

3. The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

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In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

4. The Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of the Participant:

Date: , 20

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EXHIBIT D

JOINDER AGREEMENT

TO

TRANSUNION CORP.

MANAGEMENT STOCKHOLDERS’ AGREEMENT

(Independent Director)

This Joinder Agreement (this “Joinder Agreement”) is made and entered into as of                     ,          by and between TransUnion Corp., a Delaware corporation (the “Company”), and the undersigned (the “Joining Stockholder”), and relates to that certain Management Stockholders’ Agreement, dated as of June 15, 2010 (as amended from time to time, the “Management Stockholders’ Agreement”), among the Company and the stockholders of the Company signatory thereto (the “Stockholders”). All capitalized terms used but not defined herein shall have the meanings specified in the Management Stockholders’ Agreement.

WHEREAS, the Joining Stockholder, in his or her capacity as an independent director of the Company, is acquiring and may acquire in the future shares of the non-voting common stock, par value $0.01 per share, of the Company (the “Shares”), and, in connection therewith, has agreed to become a party to the Management Stockholders’ Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Agreement to be Bound. The Joining Stockholder agrees that, upon the execution of this Joinder Agreement, the Joining Stockholder shall become a party to the Management Stockholders’ Agreement as a “Management Stockholder” thereunder and shall be fully bound by, and subject to, all of the covenants, obligations, terms and conditions of the Management Stockholders’ Agreement, and shall be entitled to all of the rights, privileges and benefits of a Management Stockholder thereunder, as fully and effectively as though the undersigned had executed a counterpart of the Management Stockholders’ Agreement together with the other parties thereto; provided, however, that notwithstanding any provision in the Management Stockholders’ Agreement to the contrary, the provisions of Section 3 (Repurchase Option) of the Management Stockholders’ Agreement shall be modified as provided in Section 2 of this Joinder Agreement. The Joining Stockholder hereby acknowledges having received and reviewed a copy of the Management Stockholders’ Agreement, a copy of which is attached hereto as Exhibit A. The Joining Stockholder hereby agrees that the address listed below shall be the address for all notices to be delivered to the Joining Stockholder under Section 12(a) of the Management Stockholders’ Agreement (unless and until changed by the Joining Stockholder in accordance with the provisions thereof).

2. Agreement Regarding Repurchase Option. Notwithstanding any provision in the Management Stockholders’ Agreement to the contrary, the provisions of Section 3 (Repurchase Option) of the Management Stockholders’ Agreement shall apply in respect of the Joining Stockholder and any Shares now or hereafter owned by the Joining Stockholder with the following modifications and, except as modified hereby, shall apply as provided in the Management Stockholders’ Agreement:

(a) the Repurchase Option shall apply in the event that, prior to an Initial Public Offering or Sale Event, the Joining Stockholder voluntary resigns as a director of the Company or is removed for “Cause” (as defined below) as a director of the Company (each, a “Service Cessation Date”) at any time prior to the third (3rd) anniversary of the date such Joining Stockholder was appointed to the Board (as indicated on the signature page hereto), it being agreed that if a service cessation has not occurred prior to such third (3rd) anniversary, then none of the Shares held by the Joining Stockholder shall be subject to the Repurchase Option;

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(b) subject to Section 2(a) above, the Company may exercise the Repurchase Option in respect of any Repurchase Shares held by the Joining Stockholder at a price per Share equal to the Fair Market Value as of the Service Cessation Date, regardless of the Original Cost of such Shares;

(c) all notices, election periods and other applicable time periods that otherwise refer to the termination of a Management Stockholder’s employment with the Company shall, solely with respect to the Joining Stockholder, be determined with reference to such Joining Stockholder’s Service Cessation Date; and

(d) solely with respect to the Joining Stockholder, the term “Cause” under the Management Stockholders’ Agreement shall have the meaning given to such term in any severance, employment or similar agreement entered into by the Joining Stockholder with the Company or one of its Affiliates, or in the absence of such an agreement shall mean any of the following as determined by the Board in its good faith discretion: (i) the material breach by the Joining Stockholder of any fiduciary duties owed by the Joining Stockholder to the Company or its stockholders; (ii) the willful failure or refusal to perform the Joining Stockholder’s material duties for the Company and its Affiliates, as applicable (including, without limitation, compliance with the material policies of the Company and its Affiliates); (iii) the misconduct by the Joining Stockholder that has a material and adverse impact on the reputation, business, business relationships or financial condition of the Company or any of its Affiliates; (iv) the commission by the Joining Stockholder of an act of fraud or embezzlement against the Company or any of its Affiliates; or (v) any conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving fraud or misrepresentation by the Joining Stockholder; provided, however, that Cause shall not be deemed to exist under any of the foregoing clauses (i), (ii) or (iii) unless the Joining Stockholder has been given reasonably detailed written notice of the grounds for such Cause and, if curable, the Joining Stockholder has not effected a cure within 20 days of the date of receipt of such notice.

3. Binding Effect. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Company, the Stockholders and the Joining Stockholder and their respective heirs, personal representatives, successors and assigns.

4. Counterparts. This Joinder Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

COMPANY:

TRANSUNION CORP.

By:
Name:
Title:

JOINING STOCKHOLDER:

[Name of Joining Stockholder]

Address:

Date of Appointment to Board:

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